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                                                           EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 14, 1997, except for Note 2, which is as of March 24, 1997 appearing on page F-2 of Computer Learning Centers, Inc.'s Annual Report on Form 10-K for the year January 31, 1997.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, New York
April 30, 1997